Contact:	Investors: Dory A. Kurowski Director, Corporate Affairs (914) 789-2818 dkurowski@progenics.com	Media: Aline Schimmel Scienta Communications (312) 238-8957 aschimmel@scientapr.com

Progenics Announces Clinical Completion of Subcutaneous Methylnaltrexone Safety Study in Chronic Non-Malignant Pain Patients

– Progenics planning first half 2011 sNDA submission –

Tarrytown, NY, September 21, 2010 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced the completion of the treatment phase of a 1,034-patient, one-year, open-label, international, phase 3 safety study of methylnaltrexone bromide subcutaneous injection in chronic, non-malignant pain patients with opioid-induced constipation (OIC). Patients in the study were receiving opioid pain medications for conditions such as osteoarthritis, back pain and neuropathic pain. Progenics plans to include results from this study in a supplemental New Drug Application to be submitted to the U.S. Food and Drug Administration (FDA) in the first half of 2011.

“We expect to present an analysis of the full dataset of this safety study at a medical conference following the submission of a complete study report to FDA,” said Paul J. Maddon, M.D., Ph.D., Progenics’ Chief Executive Officer, Chief Science Officer, and Founder.

One-year Safety Study of Methylnaltrexone in Chronic, Non-Malignant Pain Patients: Trial Design

The study treated 1,034 patients with chronic, non-malignant pain who were initially screened over a two-week period for constipation resulting from treatment with various opioid regimens. Dosing was a minimum of one dose per week up to a maximum of one dose daily using pre-filled syringes. A 48-week treatment period was followed by a two-week follow-up period. The primary objective of the study was to evaluate the long-term safety and tolerability of methylnaltrexone in chronic, non-malignant pain patients with OIC.

The study was conducted by Progenics’ RELISTOR (methylnaltrexone bromide) collaborator, Wyeth, a subsidiary of Pfizer Inc. Patient enrollment commenced in December 2008 and concluded in October 2009. Results from this study, together with a 460-patient, double-blind, randomized, international phase 3 efficacy study in chronic, non-malignant pain patients with opioid-induced constipation, are expected to be included in the sNDA submission in the first half of 2011.

About Subcutaneous RELISTOR

RELISTOR is indicated for the treatment of opioid-induced constipation (OIC) in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. Use of RELISTOR beyond 4 months has not been studied.

Important Safety Information for RELISTOR

•	RELISTOR is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction

•	If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician

•	Rare cases of gastrointestinal (GI) perforation have been reported in advanced illness patients. Use of RELISTOR with caution in patients with known or suspected lesions of the GI tract

•	Use of RELISTOR has not been studied in patients with peritoneal catheters

•
The most common adverse reactions reported with RELISTOR compared with placebo in clinical trials were abdominal pain (28.5% vs. 9.8%), flatulence (13.3% vs. 5.7%), nausea (11.5% vs. 4.9%), dizziness (7.3% vs. 2.4%), diarrhea (5.5% vs. 2.4%), and hyperhidrosis (6.7% vs. 6.5%)

•	Safety and efficacy of RELISTOR have not been established in pediatric patients

RELISTOR full Prescribing Information for the U.S. is available at www.relistor.com.

(PGNX-C)

About Progenics

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward supportive care, oncology and infectious diseases. Progenics is developing RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation. RELISTOR is now approved in over 50 countries, including the U.S., E.U., Canada, Australia and Brazil. Progenics is pursuing strategic alternatives for RELISTOR, including licensing, collaboration, strategic alliances and U.S. commercialization or co-promotion, following termination of its 2005 collaboration with Wyeth Pharmaceuticals, now part of Pfizer Inc., which is continuing manufacturing, sales, marketing, clinical, and certain development and regulatory activities for RELISTOR during the transition. Ono Pharmaceutical Co., Ltd. has an exclusive license from Progenics for development and commercialization of subcutaneous RELISTOR in Japan. In oncology, the Company is conducting a phase 1 clinical trial of PSMA ADC, a human monoclonal antibody-drug conjugate for the treatment of prostate cancer. PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. In virology, Progenics is also developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody which binds to co-receptor CCR5 to inhibit human immunodeficiency virus (HIV) infection. PRO 140 is currently in phase 2 clinical testing. In early development, Progenics is evaluating novel antibodies to toxins produced by the bacteria C. difficile, as well as single-agent multiplex PI3-Kinase inhibitors as a potential strategy to combat some of the most aggressive forms of cancer, and is also seeking to identify novel inhibitors of HCV entry.

PROGENICS DISCLOSURE NOTICE: This document contains statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When we use the words "anticipates," "plans," "expects" and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development might reduce the commercial potential of our products; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies, including risks from market forces and trends; potential product liability; intellectual property, litigation, environmental and other risks; the risk that we may not be able to enter into favorable collaboration or other relationships or that existing or future relationships may not proceed as planned; the risk that current and pending patent protection for our products may be invalid, unenforceable or challenged, or fail to provide adequate market exclusivity, or that our rights to in-licensed intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest and currency exchange-rate fluctuations and the availability of capital; changes in generally accepted accounting principles; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. In particular, we cannot assure you that RELISTOR will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

We do not have a policy of updating or revising forward-looking statements and we assume no obligation to update any statements as a result of new information or future events or developments. It should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

Editors Note:

For more information, please visit www.progenics.com.

For more information about RELISTOR, please visit www.RELISTOR.com.